UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 6, 2009

Nortek, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-152934	05-0314991
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island	02903-2360
(Address of Principal Executive Offices)	(Zip Code)

(401) 751-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

____________________________________________________________________________________________________________________________________________

Item 1.01	ENTER INTO A MATERIAL DEFINITIVE AGREEMENT

As previously announced, on September 3, 2009, Nortek Inc. (“Nortek”), certain of its subsidiaries and the lenders (the “Lenders”) under the Nortek asset-based line of credit, dated as of May 20, 2008, as amended, entered into a forbearance agreement (the “Forbearance Agreement”), pursuant to which the Lenders agreed to forbear from exercising rights and remedies against Nortek that may exist as a result of Nortek’s failure to make an interest payment on its 8½% Senior Subordinated Notes due 2014.  A copy of the Forbearance Agreement was attached as an exhibit to the Current Report on Form 8-K filed on September 3, 2009.

On September 30, 2009, Nortek, certain of its subsidiaries and the Lenders entered into a letter agreement (the “Initial Extension Letter”) amending the Forbearance Agreement to extend from September 30, 2009, to October 2, 2009, the time by which Nortek is required to have entered into arrangements in respect of post-petition financing and/or use of cash collateral and emergence financing arrangements.  A copy of the Initial Extension Letter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On October 2, 2009, Nortek, certain of its subsidiaries and the Lenders entered into a letter agreement (the “Subsequent Extension Letter”) further amending the Forbearance Agreement to extend from October 2, 2009, to October 9, 2009, the time by which Nortek is required to have entered into arrangements in respect of post-petition financing and/or use of cash collateral and emergence financing arrangements.  A copy of the Subsequent Extension Letter is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

As previously announced, on September 18, 2009, NTK Holdings, Inc. (“NTK”), Nortek, Holdings, Inc. (“Holdings”), Nortek and certain subsidiaries of Nortek (collectively, the “Companies”) commenced a solicitation of votes on joint chapter 11 plans of reorganization (the “Prepackaged Plan”) from the Companies’ creditors.  This Current Report on Form 8-K is not a solicitation to accept or reject the proposed Prepackaged Plan or an offer to sell or a solicitation of an offer to buy any securities of any of the Companies.  Any solicitation or offer to sell will be made pursuant to and in accordance with the Disclosure Statement Relating to the Joint Prepackaged Plan of Reorganization of NTK Holdings, Inc., et. al., under Chapter 11 of the Bankruptcy Code and applicable law.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  When used in this discussion and throughout this document, words, such as “intends”, “plans”, “estimates”, “believes”, “anticipates” and “expects” or similar expressions are intended to identify forward-looking statements.  These statements are based on our current plans and expectations and involve risks and uncertainties, over which we have no control, that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors that could cause actual future activities and operating results to differ include the availability and cost of certain raw materials, (including, among others, steel, copper, packaging materials, plastics and aluminum) and purchased components, the level of domestic and foreign construction and remodeling activity affecting residential and commercial markets, interest rates, employment, inflation, foreign currency fluctuations, consumer spending levels, exposure to foreign economies, the rate of sales growth, price, product and warranty liability claims, any amendments to the Prepackaged Plan, whether or not the Prepackaged Plan is confirmed by the bankruptcy court, and whether or not NTK, Holdings, Nortek and their domestic subsidiaries conclude their chapter 11 cases in the anticipated timeframe or at all.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Readers are also urged to carefully review and consider the various disclosures made herein, as well as the periodic reports on Forms 10-K, 10-Q and 8-K, previously filed by NTK and Nortek with the Commission.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit no.	Description
99.1
Letter Amendment No. 2 to Forbearance Agreement, dated as of September 30, 2009, by and among Nortek, Inc., certain of its subsidiaries, Bank of America N.A., as Agent and as U.S. L/C Issuer and Canadian L/C Issuer, General Electric Capital Corporation, Wells Fargo Foothill, LLC and Wells Fargo Foothill Canada ULC.

99.2

Letter Amendment No. 3 to Forbearance Agreement, dated as of October 2, 2009, by and among Nortek, Inc., certain of its subsidiaries, Bank of America N.A., as Agent and as U.S. L/C Issuer and Canadian L/C Issuer, General Electric Capital Corporation, Wells Fargo Foothill, LLC and Wells Fargo Foothill Canada ULC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                 NORTEK, INC.

By:	/s/ Edward J. Cooney
                  Name:  Edward J. Cooney
                  Title:      Vice President and Treasurer

Date:  October 6, 2009
INDEX TO EXHIBITS

Exhibit no.	Description
99.1
Letter Amendment No. 2 to Forbearance Agreement, dated as of September 30, 2009, by and among Nortek, Inc., certain of its subsidiaries, Bank of America N.A., as Agent and as U.S. L/C Issuer and Canadian L/C Issuer, General Electric Capital Corporation, Wells Fargo Foothill, LLC and Wells Fargo Foothill Canada ULC.

99.2

Letter Amendment No. 3 to Forbearance Agreement, dated as of October 2, 2009, by and among Nortek, Inc., certain of its subsidiaries, Bank of America N.A., as Agent and as U.S. L/C Issuer and Canadian L/C Issuer, General Electric Capital Corporation, Wells Fargo Foothill, LLC and Wells Fargo Foothill Canada ULC.